EXHIBIT F
                         REEVES INDUSTRIES, INC.
                       BORROWING BASE CERTIFICATE
                                  DATE
                                 (000's)


                                    ATG      ICF-D      RIAAG     TOTAL

Accounts Receivable Borrowing Base
 Eligible Accounts Receivable
 Rate of advance                    85%        85%        85%      85%
                                   ____       ____       ____     ____
 Total
                                   ====       ====       ====     ====


Inventory Borrowing Base*
 Eligible Inventory
 Rate of advance                    65%        65%        65%      65%
                                   ____       ____       ____     ____
 Total
                                   ====       ====       ====     ====


Total Borrowing Base               ====       ====       ====     ====



* Total effective rate of advance cannot exceed 50% of the book value of inventory.

   Book value of inventory (FIFO)
   50%                                          50%
                                               ____
   Maximum inventory borrowing base
                                               ====

   Inventory borrowing base as determined
                                               ====


As a Responsible Officer of the Company, this Borrowing Base Certificate is complete and correct to the best of my knowledge as of the date specified:

       ________________________________________           _________
             William Ewing III - Treasurer                  Date



                                   ATG       ICF-D     RIAAG     TOTAL

Eligible Accounts
 Accounts, net of unapplied cash
 Less:
a. Accounts not bona fide, valid or legally
   enforceable
b. Accounts subject to any asserted defense,
   setoff or charge-back
c. Accounts which contravene any Requirement
   of Law
d. Past Due Receivables
e. Net credit balances
f. Bill-and-hold receivables
g. Less or (1) Accounts or (2) amount owing
   to an obligor which is a vendor and customer
h. Accounts where more than 50% of the accounts
   constitute Past Due Receivables
i. Affiliate / subsidiary Accounts
j. Accounts of obligors outside US or Canada not
   supported by a Letter of Credit
k. Accounts not denominated and payable in US
   Dollars
l. Accounts of any Governmental Agency other
   than the US
m. Accounts of an obligor that is insolvent
n. Accounts subject to a lien or other claim
o. Accounts not subject to a perfected first priority
   security lien
p. Accounts which do not conform to
   representations and warranties
q. Other Accounts as determined by the
   Agent                        ____        ____     ____       ____
   Sub-total                    ____        ____     ____       ____

Total Eligible Accounts
                                ====        ====     ====       ====

Eligible Inventory
 Inventory
 Plus 90% of Bill-and-hold Accounts
 Less:
a. Inventory subject to a lien or other claim
b. Inventory not subject to a perfected first priority
   security lien
c. Damaged Inventory
d. Work-in-process, as defined
e. Inventory which is allocable to a Governmental
   Authority other than the US
f. Chemical & dyes
g. Miscellaneous inventory
h. Remnant stores inventory
i. ATG inventory more than 6 months old
j. Reserves
k. Intercompany profit included in inventory
l. Reconciling differences between the perpetual
   records and the general ledger accounts
m. Inventory not located on the Company's
   owned or leased premises
n. Material price variance adjustment
o. Inventory which does not conform to
   representations and warranties
p. Other Inventory as determined by the
   Agent                         ____       ____       ____      ____
     Sub-total                   ____       ____       ____      ____

Total Eligible Inventory
                                 ====       ====       ====      ====